Nittany Financial Corp.       Subject:  4Q 2002 Earnings

                              Contact: Samuel J. Malizia, Chairman of the Board David Z. Richards, Jr., President & CEO
                                           (814) 238-5724

                              Date:     February 7, 2003

FOR IMMEDIATE RELEASE
---------------------

     Nittany Financial Corp. Announces 294% Increase in 2002 Annual Earnings

State  College,  PA....Nittany  Financial  Corp.,  (the  "Company")  the holding company for Nittany Bank, Vantage Investment Advisors, LLC and Nittany Asset Management Inc. (OTC Bulletin Board Symbol "NTNY"), announced record earnings for the fourth quarter and full year of 2002.

Fully diluted earnings for the three and twelve month periods ending December 31, 2002 were $300,951 or $0.21 per share, and $886,513 or $0.61 per share, respectively, compared to $152,341 or $0.13 per share, and $224,989 or $0.19 per share for the three and twelve month periods ending December 31, 2001. This resulted in a 98% rise in net income for the quarter and 294% increase for the twelve months of 2002 compared to 2001. Net interest income before loan loss provisions were $4,403,657 and $2,254,804 for the twelve months ended December 31, 2002 and December 31, 2001, respectively, a 95% increase.

The earnings gains were primarily attributable to the continued strong growth in all lines of business for the Company. Net loans grew for the twelve months ending December 31, 2002 by $50,467,000, a 68% increase. The loan growth in 2002 was funded by a $58,331,000 or 59% increase in deposits. The Company also paid off $5,400,000 in Federal Home Loan Bank borrowings during the fourth quarter of 2002. The deposit increases occurred in core checking, savings and money market deposits.

Total assets for the consolidated entity at December 31, 2002 were $179,659,000 compared to $124,782,000 twelve months earlier at December 31, 2001.

Chairman of the Board Samuel J. Malizia commented, "The quality of the Nittany staff continues to be a key ingredient in the success of the Company. Customers are responding to the highest yielding checking and savings accounts in the area, along with our superior service by moving their deposits and loans to Nittany Bank at record levels. We are constantly striving to enhance our convenience and service. The new office announced on South Atherton Street at the location vacated by Shoney's Restaurant will be another step towards that goal."

President and CEO, David Richards added, "The fourth quarter of 2002 was an important period in the history of this Company. Our earnings momentum reflected our significant investments in people, technology and new offices over the past four years. In addition, we recently purchased Vantage Investment Advisors, LLC and continue to believe that our product offerings, experienced staff, and recent investments, position us well in a growing and vibrant community"

Richards also noted the following highlights during the fourth quarter of 2002:
          o The Company announced the purchase of Vantage Investment Advisors, LLC. The asset management entity with over $150 million under management provides fee based investment management to company pension plans and individuals. Vantage recently moved into the second floor at the Nittany Bank Financial Center at 2541 East College Ave., where it is readily accessible for new and existing customers.
          o The Company negotiated a long term lease on the property vacated by Shoney's Restaurant at 1900 South Atherton St. The Bank will move its office at Rolling Ridge Drive to the new location in approximately June, 2003.
          o At year end, only one loan was past due over 90 days, which represented 0.13% of total loans. Portfolio credit quality continues to be excellent and among the best in the industry. The loan loss provision of the fourth quarter of 2002 was $133,000 bringing the total allowance to 0.94% of total loans at 12/31/02.
          o Demand for the Company's stock, ticker symbol NTNY on the OTCBB, remained steady during a turbulent market. The Company recently announced a 6 for 5 stock split, payable in the form of a 20% stock dividend for shareholders of record on January 31, 2003 and payable February 15, 2003.
          o Usage of the Bank's website, www.NittanyBank.com reached record levels. Over 2,000 customers are using the internet banking functions and online bill payment service.

Nittany Financial Corp. (OTC Ticker Symbol "NTNY") is the parent company for Nittany Bank, a federally chartered financial institution headquartered and operated solely in the State College market with $180 million in assets. Nittany Bank began operations in October, 1998 and currently operates four offices with 40 employees. Nittany Bank offers a full range of financial services through its four offices, five ATM's, telephone banking (814-231-1800) and transactional internet banking at its www.NittanyBank.com site.

The parent company, Nittany Financial Corp., also owns two investment subsidiaries. Nittany Asset Management Inc. offers retail investment products through the bank's four offices. Vantage Investment Advisors, LLC is a Registered Investment Advisory firm providing fee based investment management services. Vantage currently manages approximately $150 million in investments for small business retirement plans as well as individual portfolio management for consumers.

                             NITTANY FINANCIAL CORP.
                           CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                                                  December 31,
                                                               2002           2001
                                                          ------------   ------------
ASSETS
     Cash and due from banks                              $    618,937   $    359,187
     Interest-bearing deposits with other banks              5,233,136      5,753,971
     Investment securities available for sale                6,024,009     13,188,065
     Investment securities held to maturity (estimated
       market value of $38,727,563 and $27,789,824)         38,359,925     27,796,205
     Loans receivable (net of allowance for loan losses
       of $1,177,141 and $649,565)                         124,254,560     73,787,410
     Premises and equipment                                  1,941,009      1,344,262
     Federal Home Loan Bank stock                            1,175,400        710,700
     Intangible assets                                         799,217        799,217
     Accrued interest and other assets                       1,252,839      1,043,117
                                                          ------------   ------------

            TOTAL ASSETS                                  $179,659,032   $124,782,134
                                                          ============   ============
LIABILITIES
     Deposits:
        Noninterest-bearing demand                        $  6,159,204   $  4,094,714
        Interest-bearing demand                             18,717,951     14,802,415
        Money market                                        27,517,955     13,827,084
        Savings                                             86,498,462     46,600,107
        Time                                                17,958,397     19,196,916
                                                          ------------   ------------
           Total deposits                                  156,851,969     98,521,236
     Short-term borrowings                                   1,141,104      8,714,554
     Other borrowings                                       10,615,650      7,813,775
     Accrued interest payable and other liabilities          1,143,985        770,753
                                                          ------------   ------------

            TOTAL LIABILITIES                              169,752,708    115,820,318
                                                          ------------   ------------

            TOTAL STOCKHOLDERS' EQUITY                       9,906,324      8,961,816
                                                          ------------   ------------

            TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $179,659,032   $124,782,134
                                                          ============   ============

    Per share data is being presented based upon the retroactive effect of a stock dividend payable on February 15, 2003.

                             NITTANY FINANCIAL CORP.
                        CONSOLIDATED STATEMENT OF INCOME
                                   (UNAUDITED)

                                                  Year Ended December 31,     Three Months Ended December 31,
                                                    2002          2001              2002          2001
                                                 -----------   -----------      -----------    -----------
INTEREST AND DIVIDEND INCOME
    Loans, including fees                        $ 7,020,575   $ 4,355,806      $ 2,070,924    $ 1,295,669
    Interest-bearing deposits with other banks       132,997       297,961           24,761         36,235
    Investment securities                          1,742,704     1,208,035          438,811        393,752
                                                 -----------   -----------      -----------    -----------
           Total interest and dividend income      8,896,276     5,861,802        2,534,496      1,725,656
                                                 -----------   -----------      -----------    -----------
INTEREST EXPENSE
    Deposits                                       3,824,151     3,075,634        1,034,732        826,854
    Short-term borrowings                            198,191       152,502           44,858         98,701
    Other borrowings                                 470,277       378,862          129,401         28,530
                                                 -----------   -----------      -----------    -----------
           Total interest expense                  4,492,619     3,606,998        1,208,991        954,085
                                                 -----------   -----------      -----------    -----------

NET INTEREST INCOME                                4,403,657     2,254,804        1,325,505        771,571

Provision for loan losses                            543,000       320,500          133,000        142,000
                                                 -----------   -----------      -----------    -----------

NET INTEREST INCOME AFTER PROVISION FOR
   LOAN LOSSES                                     3,860,657     1,934,304        1,192,505        629,571
                                                 -----------   -----------      -----------    -----------

NONINTEREST INCOME
    Service fees on deposit accounts                 468,644       347,971          135,608         97,728
    Investment security gain                           7,450        21,487             (180)             -
    Other                                            119,776        92,269           21,046         22,119
                                                 -----------   -----------      -----------    -----------
           Total noninterest income                  595,870       461,727          156,474        119,847
                                                 -----------   -----------      -----------    -----------

NONINTEREST EXPENSE
    Compensation and employee benefits             1,569,018     1,035,192          414,994        300,028
    Occupancy and equipment                          503,213       353,703          130,123         98,989
    Other                                          1,086,034       782,147          323,911        198,560
                                                 -----------   -----------      -----------    -----------
           Total noninterest expense               3,158,265     2,171,042          869,028        597,577
                                                 -----------   -----------      -----------    -----------

Income before income taxes                         1,298,262       224,989          479,951        151,841
Income taxes                                         411,749             -          179,000           (500)
                                                 -----------   -----------      -----------    -----------

NET INCOME                                       $   886,513   $   224,989      $   300,951    $   152,341
                                                 ===========   ===========      ===========    ===========

EARNINGS PER SHARE
    Basic                                        $      0.65   $      0.20      $      0.22    $      0.13
    Diluted                                             0.61          0.19             0.21           0.13


    Per share data is being presented based upon the retroactive effect of a stock dividend payable on February 15, 2003.